SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2017 (May 11, 2017)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual stockholder meeting on May 11, 2017, stockholders elected the directors of the Company named below to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.  Stockholders also ratified the selection of BDO USA LLP as the Company's independent registered certified accountants to audit the Company's financial statements as of and for the year ending December 31, 2017, and approved, on an advisory basis, the compensation paid to the Company's named executive officers.  A tabulation of the matters voted on at this annual stockholder meeting is set forth below.

Proposal #1:– Election of Directors	Kathy L. Davis	Peter Kissinger	Dr. Gary Meller	John J. Sperzel III
For	5,356,287	5,356,338	5,354,456	5,779.281
Withheld/Against	574,328	574,277	576,159	151,334
Broker non-votes	4,617,503	4,617,503	4,617,503	4,617,503

	Proposal #2	Proposal #3
	Ratifying BDO USA LLP as the Company's Independent Auditors for the year ending December 31, 2017	Approve Compensation paid to the Company's named Executive Officers
For	10,524,627	5,669,227
Withheld/Against	13,548	152,402
Abstain	9,943	108,986
Broker non-votes	---	4,617,503

Proposals #4 and #5:

There were no votes undertaken concerning Other Business or to Adjourn or Postpone the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 16, 2017               Chembio Diagnostics, Inc.

By:    /s/ Richard J. Larkin
Richard J. Larkin
Chief Financial Officer